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[NAVISITE LOGO]

                                                                    EXHIBIT 99.4

CONTACTS:
Jeffrey Hodnett                           Leanne Agurkis
NaviSite, Inc.                            Blanc and Otus
978.946.7833                              407.971.1197
Jhodnett@NaviSite.com                     lagurkis@blancandotus.com


                NAVISITE COMPLETES ACQUISITION OF SUREBRIDGE


ANDOVER, MASS., MONDAY, JUNE 14, 2004 -- NaviSite, Inc. (NASDAQ SC: NAVI), a leading technology services provider, today announced the completion of the acquisition of substantially all of the assets and liabilities of Surebridge, Inc., a privately held provider of managed application services for mid-market companies. Based in Lexington, Mass., Surebridge offers a portfolio of managed application and professional services targeting the mid-market and brings specific expertise in Microsoft Business Solutions, PeopleSoft and Siebel Systems.

"With the completion of this acquisition, NaviSite takes another significant step towards our goal of becoming the leader in providing a broad range of application services to mid-sized enterprises," said Arthur Becker, CEO of NaviSite. "In addition to adding a mature product set and more revenue, this strategic acquisition will open new partnerships with Microsoft and PeopleSoft and create new cross-selling opportunities to more than 1100 customers who have demonstrated a penchant for outsourcing."

NaviSite acquired the assets of Surebridge in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million, 3 million shares of NaviSite common stock and the assumption of certain liabilities at closing. The promissory notes issued by NaviSite to Surebridge accrue interest on the unpaid balance at an annual rate of 10%, however no interest shall accrue on any principal paid within nine months of the closing. The notes shall be paid in full no later than the second anniversary of the closing. In the event that NaviSite realizes proceeds from certain equity or debt financings or sales of assets, NaviSite is obligated to use a significant portion of the proceeds to make payments on the notes. The notes are convertible into common shares of NaviSite under certain conditions.

ABOUT NAVISITE
NaviSite is a leading provider of outsourced hosting and managed application services for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies, and government agencies.

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      Corporate Headquarters: 400 Minuteman Road Andover MA 01810 USA
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This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected benefits of the acquisition, the expected financial results and growth of the combined entity, and the expected ability of NaviSite to meet its payment obligations under the promissory notes. These statements are based on NaviSite's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include
(1) the possibility that financial forecasts may not be achieved, including as to expected revenues, growth and accretion; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition and integration may involve unexpected costs; (4) NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes; (5) the combined entities may be unable to achieve expected synergies, take advantage of cross-selling opportunities or make expected future investments in the combined businesses; (6) management of the combined entity may face strain on managerial and operational resources as they try to oversee larger operations; and (7) other risks that are described in Securities and Exchange Commission (SEC) reports filed by NaviSite. NaviSite assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

All logos, company and product names may be trademarks or registered trademarks of their respective owners.



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